UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2012

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance CA	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 24, 2012, Motorcar Parts of America, Inc. (the “Company”) amended its Financing Agreement (as amended to date, the “Financing Agreement”) by entering into the Second Amendment to the Financing Agreement (the “Second Amendment”) with a syndicate of lenders party thereto, Cerberus Business Finance, LLC, (“Cerberus”) as collateral agent, and PNC Bank, National Association, as administrative agent.  Pursuant to the terms of the Second Amendment, the Company borrowed an additional $10 million, for an aggregate of $85 million, in term loans and issued the Warrant (as defined below).  The Second Amendment modifies the interest rates per annum applicable to the existing term loans.  The existing and additional term loans will bear interest at rates equal to, at the Company’s option, either LIBOR plus 8.5% or a base rate plus 7.5%.  The Second Amendment also modifies the quarterly amortization payments applicable to all term loans.  Such payments commence on October 1, 2012 at a rate of $250,000 per quarter and increase to $600,000 per quarter on April 1, 2013 and to $1.35 million on October 1, 2013 until the final maturity date.  The Second Amendment also provides adjusted Applicable EBITDA Multiple numbers and financial covenants, and requires that the Company maintain cash and cash equivalents of up to $10 million in the aggregate until the Company’s obligations with respect to a significant supplier have ceased.

On May 24, 2012, in connection with the Second Amendment, the Company also issued a warrant (the “Warrant”) to Cerberus.  Pursuant to the Warrant, Cerberus may purchase up to 100,000 shares of the Company’s common stock (the “Common Stock”) for an initial exercise price of $17.00 per share (the “Exercise Price”) for a period of five years.  The Exercise Price is subject to adjustments for (i) sales of Common Stock or options or other securities exercisable or convertible into Common Stock by the Company at a price below the Exercise Price, (ii) stock dividends and splits and (iii) mergers, consolidations and other business combinations, changes of control, or the sale of substantially all assets of the Company, among other events.  In addition, at any time following the maturity date of the Financing Agreement or a change of control of the Company, in the event there is no registration statement available for the resale of the shares of Common Stock issuable upon the exercise of the Warrant (the “Warrant Shares”) and Warrant Shares are not otherwise freely tradable, Cerberus may require the Company to purchase any unexercised portion of the Warrant or the Warrant Shares, as applicable, at a price equal to the Black Scholes Value thereof.

The descriptions of the Second Amendment and the Warrant contained herein are qualified in their entirety by reference to the terms of the Second Amendment and the Warrant, respectively, copies of which are filed herewith as Exhibits 10.1 and 10.2 respectively.

Item 3.02	Unregistered Sales of Equity Securities

To the extent applicable, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

d) Exhibits.

Exhibit No.	Description

10.1*
Second Amendment to the Financing Agreement, dated as of May 24, 2012, among Motorcar Parts of America, Inc., each lender from time to time party thereto, Cerberus Business Finance, LLC, as collateral agent, and PNC Bank, National Association, as administrative agent.

10.2	Warrant to Purchase Common Stock, dated May 24, 2012, issued by Motorcar Parts of America, Inc. to Cerberus Business Finance, LLC in connection with the Second Amendment to the Financing Agreement.

*  Certain provisions of this exhibit have been omitted pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: May 30, 2012	By:	/s/ Michael M. Umansky
Michael M. Umansky Vice President and General Counsel